Exhibit (n)(16) under Form N-1A

Exhibit 99 under Item 601/Reg. S-K

Class T Shares Exhibit

To

Multiple Class Plan

(Revised 3/1/17)

1.       SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Class T Shares will consist of sales and shareholder servicing by financial intermediaries in consideration of the payment of the applicable sales load (“dealer reallowance”) and a shareholder service fee. In connection with this basic arrangement, Class T Shares will bear the following fees and expenses:

Fees and Expenses	Maximum Amount Allocated Class T Shares
Sales Load	Up to 2.50% of the public offering price
Contingent Deferred Sales Charge ("CDSC")	None
Shareholder Service Fee	Up to 25 basis points (0.25%) of the average daily net asset value
12b-1 Fee	None
Redemption Fee	As set forth in the attached Schedule
Other Expenses	Itemized expenses incurred by the Fund with respect to holders of Class T Shares as described in Section 3 of the Plan

2.       CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Class T Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights:	At the election of the shareholder, Shares may be converted into any other Share Class of the same Fund, provided that the shareholder meets the eligibility requirements for the Share Class into which the conversion is sought, as applicable, and that no CDSC on the original shares purchased is owed.
Exchange Privilege:	None

3.       EXCEPTIONS TO BASIC ARRANGEMENTS

For purposes of Rules 22d-1 and 6c-10 under the Act, unless otherwise specified on the Schedule to this Exhibit, the scheduled variations in sales loads and contingent deferred sales charges are as follows:

(A)       BASIC SALES LOAD SCHEDULE

The basic schedule of sales loads for Class T Shares of Funds so designated on the Schedule to this Exhibit is as follows:

Transaction Amount	Sales Load as a Percentage of Public Offering Price
Less than $250,000	2.50%
$250,000 but less than $500,000	2.00%
$500,000 but less than $1 million	1.50%
$1 million or greater	1.00%

4.       REDEMPTION FEE

For purposes of Rule 11a-3 under the Act, any redemption fee received upon the redemption or exchange of Class T Shares will be applied to fees incurred or amount expended in connection with such redemption or exchange. The balance of any redemption fees shall be paid to the Fund.

A Fund shall waive any redemption fee with respect to (i) non-participant directed redemptions or exchanges involving Class T Shares held in retirement plans established under Section 401(a) or 401(k) of the Internal Revenue Code (the “Code”), custodial plan accounts established under Section 493(b)(7) of the Code, or deferred compensation plans established under Section 457 of the Code; (ii) redemptions or exchanges involving Class T Shares held in plans administered as college savings programs under Section 529 of the Code; and (iii) Class T Shares redeemed due to the death of the last surviving shareholder on the account.

Schedule of Funds
Offering Class T Shares

The Funds set forth on this Schedule each offer Class T Shares on the terms set forth in the Class T Shares Exhibit to the Multiple Class Plan, in each case as indicated below. Actual amounts accrued may be less.

1.       CLASS A SHARES SUBJECT TO THE BASIC LOAD SCHEDULE

Multiple Class Company Series	Redemption Fee

Federated Equity Funds
Federated Absolute Return Fund	None
Federated Clover Small Value Fund	None
Federated Clover Value Fund	None
Federated InterContinental Fund	None
Federated International Strategic Value Dividend Fund	None
Federated Kaufmann Fund	None
Federated Kaufmann Large Cap Fund	None
Federated Kaufmann Small Cap Fund	None
Federated MDT Mid-Cap Growth Fund	None
Federated Prudent Bear Fund	None
Federated Strategic Value Dividend Fund	None

Federated Equity Income Fund, Inc.	None

Federated Fixed Income Securities, Inc.
Federated Strategic Income Fund	None

Federated Global Allocation Fund	None

Federated Government Income Securities, Inc.	None

Federated High Income Bond Fund, Inc.	None

Federated High Yield Trust
Federated High Yield Trust	2.00% on shares redeemed within 90 days of purchase

Federated Income Securities Trust
Federated Capital Income Fund	None
Federated Fund for U.S. Government Securities	None
Federated Muni and Stock Advantage Fund	None

Federated Investment Series Funds, Inc.
Federated Bond Fund	None

Federated MDT Series
Federated MDT All Cap Core Fund	None
Federated MDT Balanced Fund	None
Federated MDT Large Cap Growth Fund	None
Federated MDT Small Cap Core Fund	None
Federated MDT Small Cap Growth Fund	None

Federated MDT Large Cap Value Fund	None

Federated Municipal Securities Income Trust
Federated Municipal High Yield Advantage Fund	None
Federated Pennsylvania Municipal Income Fund	None

Federated Municipal Securities Fund, Inc.	None

Federated Total Return Series, Inc.
Federated Total Return Bond Fund	None

Federated World Investment Series, Inc.
Federated International Leaders Fund	None
Federated International Small-Mid Company Fund	2.00% on shares redeemed within 30 days of purchase